                                                                   Exhibit 10.10

                            SIXTH AMENDMENT TO LEASE

        This SIXTH AMENDMENT TO LEASE ("Sixth Amendment") is made and entered into as of the 24th day of April, 2000 by and between WHLW REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and AUTODESK, INC., a California corporation ("Tenant").

                                   RECITALS:

        WHEREAS, Tenant and Landlord's predecessor-in-interest, Connecticut General Life Insurance Company, a Connecticut corporation ("CIGNA"), entered into that certain Office Lease dated August 2, 1993 (the "Original Lease"), for that certain premises specified in the Basic Lease Information attached to the Original Lease, in the Marin Executive Center (the "Building") located at 4000 Civic Center Drive in the City of San Rafael, County of Marin, State of California; and

        WHEREAS, Tenant and Cigna entered into that certain First Amendment to Lease Agreement dated as of February 14, 1994 (the "First Amendment") whereby certain Expansion Space was incorporated within the Demised Premises and the measurements of the Initial Premises were revised; and

        WHEREAS, Tenant and Cigna entered into that certain Second Amendment to Lease dated as of December 22, 1995 (the "Second Amendment"), whereby certain additional Expansion Space was incorporated within the Demised Premises; and

        WHEREAS, Landlord has succeeded to the interest of Cigna under the Lease, First Amendment and Second Amendment; and

        WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease dated as of December 27, 1996 (the "Third Amendment"), whereby certain additional Expansion Space was incorporated within the Demised Premises and a portion of the Demised Premises was removed from the Demised Premises; and

        WHEREAS, Landlord and Tenant entered into that certain Fourth Amendment to Lease dated as of December ___, 1997 (the "Fourth Amendment"), whereby certain additional Expansion Space was incorporated within the Demised Premises; and

        WHEREAS, Landlord and Tenant entered into that certain Fifth Amendment to Lease dated as of March 16, 2000 (the "Fifth Amendment"), whereby the Suite 309 Expansion Space and the Suite 200 Expansion Space (collectively consisting of 6,086 rentable square feet and collectively referred to herein as the "200/309 Space") were incorporated within the Demised Premises thereby bringing the total number of rentable square feet within the Demised Premises to 127,102 rentable square feet (the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment are sometimes collectively referred to herein as the "Lease"); and

        WHEREAS, Landlord and Tenant now desire to amend the Lease to (i) expand the Demised Premises to include approximately 417 rentable square feet located on the third floor of the Building, as more particularly described on Exhibit A attached hereto, and commonly known as Suite 311 of the Building (the "Suite 311 Expansion Space"); (ii) extend the term of the Lease for all of the Demised Premises except for the 200/309 Space and the Suite 311 Expansion Space (the "200/309/311 Space") from December 22, 2000 to December 31, 2005, (iii) extend the term of the Lease for the 200/309 Space from December 22, 2005 to December 31, 2005, (iv) to provide Tenant with one (1) five (5) year option to renew, and
(v) otherwise modify the Lease, all upon the terms and conditions set forth in this Sixth Amendment; and

        WHEREAS, except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Sixth Amendment shall have the same meanings given such terms in the Lease.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Addition of Suite 311 Expansion Space. From and after the Suite 311 Expansion Space Commencement Date (as such term is defined below in this Section
1), the Demised Premises shall be expanded to include the Suite 311 Expansion Space, thereby increasing the size of the Demised Premises to 127,519 rentable square feet. The term of the Lease for the Suite 311 Expansion Space shall expire on December 31, 2005 (the "Suite 311 Expansion Space Expiration Date"). As used herein the "Suite 311 Expansion Space Lease Term" shall mean the period of time commencing on the Suite 311 Commencement Date and ending on the Suite 311 Expiration Date. Effective as of the Suite 311 Expansion Space Commencement Date, the Suite 311 Expansion Space shall be added to the Demised Premises and leased on the same terms and conditions set forth in the Lease, as amended by this Sixth Amendment and the "Demised Premises" shall be re-defined so as to include the Suite 311 Expansion Space. As used herein the "Suite 311 Expansion Space Commencement Date" shall mean the earlier of (a) the date upon which Tenant first commences to conduct business in the Suite 311 Expansion Space or
(b) October 1, 2000.

        1.1 Base Monthly Rent. During the Suite 311 Expansion Space Lease Term, the Base Monthly Rent payable by Tenant for the Suite 311 Expansion Space shall be as set forth in the following schedule:

                                                               Monthly Base Rental
                                                                Rate Per Rentable
        Period of Suite 311                                   Square Foot of the
     Expansion Space Lease Term         Base Monthly Rent    Suite 311 Expansion Space
     --------------------------         -----------------    --------------------------
     Suite 311 Expansion Space              $1,021.65                 $2.45
     Commencement Date -12/22/01
          12/23/01-12/22/02                 $1,050.84                 $2.52
         12/23/02 -12/22/03                 $1,084.20                 $2.60

                                                               Monthly Base Rental
                                                                Rate Per Rentable
        Period of Suite 311                                   Square Foot of the
     Expansion Space Lease Term         Base Monthly Rent    Suite 311 Expansion Space
     --------------------------         -----------------    --------------------------
        12/23/03 -12/22/04                   $1,117.56                  $2.68

        12/23/04 -12/31/05                   $1,150.92                  $2.76

               1.2 Tenant's Share; Base Year. Tenant's Share of Expenses and Property Taxes for the Suite 311 Expansion Space shall be 0.313% and shall be calculated separate and apart from Tenant's Share of Expenses for the original Demised Premises (including, without limitation, the 200/309 Space). The Base Year used to calculate Tenant's Share of Expenses and Property Taxes for the Suite 311 Expansion Space shall be the calendar year 2001.

        2. Extension of Term.

               2.1 Extension of the Term for the Demised Premises Except for the 200/309/311 Space. The term of the Lease for all of the Demised Premises except for the 200/309/311 Space, which is currently scheduled to expire on December 22, 2000, is hereby extended for an additional five (5) years and nine (9) days (the "Extension Period") until December 31, 2005, unless sooner terminated in accordance with the Lease, upon all of the terms and conditions set forth in the Lease, except as specifically modified by this Sixth Amendment.

               2.2 Extension of the Term for the 200/309 Space. The term of the Lease for the 200/309 Space, which is scheduled to expire on December 22, 2005, is hereby extended for a period of nine (9) days (the "200/309 Space Extension Period") until December 31, 2005, unless sooner terminated in accordance with the Lease, upon all of the terms and conditions set forth in the Lease, except as specifically modified by this Sixth Amendment.

        3. Base Monthly Rent.

               3.1 Base Monthly Rent for Demised Premises Except for the 200/309/311 Space. During the Extension Period, the Base Monthly Rent payable by Tenant for the Demised Premises except for the 200/309/311 Space shall be as set forth in the following schedule:

                                                        Monthly Base Rental Rate Per
                                                            Rentable Square Foot
           Period of                                       of the Demised Premises
       Extension Period           Base Monthly Rent    Except for the 200/309/311 Space
       ----------------           -----------------    ---------------------------------
      12/23/00-12/22/01            $296,489.20                     $2.45
      12/23/01-12/22/02            $304,960.32                     $2.52
      12/23/02-12/22/03            $314,641.60                     $2.60
      12/23/03-12/22/04            $324,322.88                     $2.68
      12/23/04-12/31/05            $334,004.16                     $2.76

               3.2 Base Monthly Rent for 200/309 Space. Notwithstanding the Base Monthly Rent schedule set forth in Section 2.1 above, during the 200/309 Space Extension Period Tenant shall pay Base Monthly Rent for the 200/309 Space in accordance with Section 2 of the Fifth Amendment.

        4. Base Year. During the Extension Period, the Base Year used to calculate Tenant's Share of Expenses and Property Taxes for the Demised Premises and the Suite 311 Expansion Space except for the 200/309 Space shall be calendar year 2001. Notwithstanding the change in the Base Year for the Demised Premises except for the 200/309 Space, the Base Year used to calculate Tenant's Share of Expenses and Property Taxes for the 200/309 Space during the lease terms therefor, as extended by the 200/309 Space Extension Period, shall remain calendar year 2000.

        5. Construction. Tenant shall be responsible for performing the work and supplying the materials and labor to prepare the Demised Premises (including the Suite 311 Expansion Space but excluding the 200/311 Space) for Tenant's use and occupancy during the Extension Period as set forth in Exhibit B attached hereto. Landlord shall have no obligation to construct or pay for any improvements for the Demised Premises except as set forth in Exhibit B and shall not be liable in any manner for any failure by Tenant to complete construction in a timely manner. Tenant hereby acknowledges and agrees that Tenant shall perform such work in and supply such materials and labor to the Demised Premises (including the Suite 311 Expansion Space but excluding the 200/309 Space) while Tenant is in possession of such space and that Tenant shall not be entitled to any abatement of Rent in connection therewith.

       6. Tenant. Tenant shall have the right to construct a trench on the Site in a location to be mutually agreed upon by Landlord and Tenant and install certain connecting telecommunications equipment in the trench in order to connect certain telecommunications equipment located on the property addressed at 3950 Civic Center Drive, San Rafael, California to certain equipment in the Demised Premises; provided, however, that such rights granted to Tenant are subject to (a) the approval of all applicable governmental agencies, (b) Tenant's compliance with all applicable laws, and (c) Landlord and Tenant entering into a commercially reasonable license agreement which, among other things, shall provide: (i) Landlord with the right to approve the size and location of the trench, the specifications for the equipment to be installed in the trench, and the contractors who will be performing such work on behalf of the Tenant, (ii) that Landlord shall be reimbursed for the costs it incurs in connection with Landlord's review of plans and drawings for Tenant's proposed work and Landlord's oversight of the construction of such work, (iii) Landlord with a commercially reasonable indemnity and releases of liability from Tenant;
(iv) that Tenant's right to construct the trench and to use the connecting telecommunications equipment are subject to the reasonable rules and regulations governing such construction and use which Landlord may establish from time-to-time, and (v) upon Landlord's request, Tenant shall remove the connecting telecommunications equipment from the trench and restore the portion of the Site on which Tenant constructed the trench to the condition such portion of the Site existed immediately prior to Tenant's installation of the trench.

        7. Option To Renew.

               7.1 Option Right. Landlord hereby grants Tenant one (1) option to extend the Term of the Lease for all, but not less than all, of the Demised Premises then leased by Tenant (which for purposes hereof, shall include the 200/309/311 Space) for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of such option to extend, the term of the Lease for all of the Demised Premises then leased to Tenant (and not any portion thereof) shall be extended for the Option Term.

               7.2 Option Rent. The Base Monthly Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the greater of (i) the "Fair Market Rental Rate" for the Demised Premises; or (ii) the Base Monthly Rent payable by Tenant during the last year of the Extension Period. As used herein, the "Fair Market Rental Rate" for purposes of determining the Base Monthly Rent payable by Tenant during the Option Term shall mean the monthly base rent at which non-equity tenants, as of the commencement of the Option Tenant will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Demised Premises for a comparable term, which comparable space is located in the Building and in other comparable first-class office buildings in the vicinity of the Building, taking into account and adjusting the Base Year to be the calendar year in which the Option Term commences, and taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Demised Premises during the Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Demised Premises as of the commencement of the Option Term. All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 7.1 above.

               7.3 Exercise of Option. The option contained in this Section 7 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than thirteen (l3) months nor less than nine (9) months prior to the expiration of the Extension Period stating that Tenant its option (the "Exercise Notice"). If Tenant properly and timely provides the Exercise Notice, the Base Monthly Rent during the Option Term shall be increased to the Option Rent. Landlord shall specify its determination of the Option Rent not less than ninety calendar (90) days prior to the commencement of the Option Term. If Tenant believes that the Option Rent specified by Landlord exceeds the actual fair market rent for the Demised Premises as of the commencement of the Option Term, then Tenant shall so notify Landlord within twenty (20) business days following receipt of Landlord's notice ("Objection Notice"). If Tenant fails to provide an Objection Notice to Landlord within said twenty (20) business days of receipt of Landlord's notice, Landlord's determination of the Option Rent shall be final and binding upon the parties.

               7.4 Arbitration of Option Rent. If the parties are unable to agree upon the Option Rent within ten (10) business days after Landlord's receipt of Tenant's Objection Notice, the Option Rent shall be determined as follows:

                      (i) Within fifteen (l5) days after receipt of the Objection Notice, Tenant shall obtain and deliver in writing to Landlord a determination of the fair market rent for the Premises for a term equal to the Option Term from a broker ("Tenant's Broker") licensed in the State of California and engaged in the office brokerage business in Marin County for at least the immediately preceding five (5) years ("Broker Qualifications"). If Landlord accepts such determination, the Base Monthly Rent for the Option Term shall be increased to an amount equal to the amount determined by Tenant's Broker.

                      (ii) If Landlord does not accept such determination, within fifteen (15) days after receipt of the determination of Tenant's Broker, Landlord shall designate a broker ("Landlord's Broker") with the Broker Qualifications who shall deliver in writing to Tenant its determination of the fair market rent for the Premises for a term equal to the Option Term.

                      (iii) Landlord's Broker and Tenant's Broker shall name a third broker with the Broker Qualifications who shall be competent and impartial ("Third Broker"). The Third Broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. The Third Broker shall choose one of the two estimates of fair market rent submitted by Landlord's Broker and Tenant's Broker, which must be the one that is closer to the fair market rent as determined by the Third Broker. The Third Broker's determination of fair market rent shall be binding upon Landlord and Tenant. If the Third Broker believes that expert advice would materially assist him/her, he/she may retain one or more qualified persons, including but not limited to legal counsel, brokers, architects or engineers, to provide such expert advice ("Experts").

                      (iv) Landlord shall pay the costs and fees of Landlord's Broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's Broker in connection with such determination. The costs and fees of the Third Broker and any Experts shall be paid one-half by Landlord and one-half by Tenant.

               7.5 Payment Until Option Rent is Determined. If the amount of the fair market rent is not known as of the commencement of the respective option term, then Tenant shall continue to pay the Base Monthly Rent in effect at the expiration of the Tern until the Option Rent is determined. When such determination is made, Tenant shall pay any deficiency to Landlord within fifteen (15) days after receipt of demand.

               7.6 Minimum Base Monthly Rent, Notwithstanding any provision of this Section, in no event shall the Base Monthly Rent payable during the Option Term be less than the sum of (i) the Base Monthly Rent in effect immediately prior to the expiration of the initial Term and (ii) the rent adjustments payable by Tenant on a per square foot basis during the last Lease Year of the initial Term.

               7.7 Suspension of Right to Extend Term of the Lease. Notwithstanding anything in the foregoing to the contrary, at Landlord's option, and in addition to all of

Landlord's remedies under the Lease, at law or in equity, the right to extend the term of the Lease hereinabove granted to Tenant shall not be deemed to be properly exercised if, as of the date Tenant delivers the Exercise Notice or as of the date of the extension, Tenant is in default under this Lease, after giving effect to notice and cure periods, if any. In addition, Tenant's right to extend the term of the Lease is personal to the original Tenant executing this Sixth Amendment, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the original Tenant, and shall only be available to and exercisable by the Tenant when the original Tenant (or an entity affiliated with Tenant or which controls Tenant, is controlled by Tenant or which is under common control with Tenant or which is the result of a merger or consolidation with Tenant) is in actual and physical possession of the entire Demised Premises, (including, without limitation, the 200/309/3 11 Space).

        8. Deletions. Sections 1.3, 1.6(c) and 1.8 of the Original Lease and
Section 7 of the First Amendment are hereby deleted in their entirety and are of no further force or effect.

        9. Convenient Rent Schedule. Although (i) the Base Monthly Rent payable by Tenant for the Demised Premises except for the 200/309/3 11 Space during the Extension Period is set forth in Section 3.1 above, (ii) the Base Monthly Rent payable by Tenant for the Suite 311 Expansion Space during the Suite 311 Expansion Space Lease Term is set forth in Section 1.1 above and (iii) the Base Monthly Rent payable by Tenant for the 200/309 Space during the term of the lease for the 200/309 Space and the 200/309 Space Extension Period is set forth in Section 3.2 above, for the convenience of the parties, set forth below is the schedule of the Base Monthly Rent payable by Tenant for the entirety of the Demised Premises (including the 200/309/3 11 Space) during the Extension Period

           Period                     Monthly Installment of Base Rent
           ------                     --------------------------------
     12/23/00 to 12/22/01                         $310,595.75
     12/23/01 to 12/22/02                         $319,096.06
     12/23/02 to 12/22/03                         $328,810.70
     12/23/03 to 12/22/04                         $338,525.34
     12/23/04 to 12/31/05                         $348,239.98

        10. Brokers. Landlord and Tenant hereby represent and warrant that it has not dealt with any broker in connection with this Sixth Amendment except for Legacy Partners Commercial, Inc. and Colliers International (collectively, the "Brokers"), and insofar as such party knows, no other broker negotiated or participated in negotiations of this Sixth Amendment or is entitled to any commission in connection herewith. Landlord agrees to pay the commission of the Brokers pursuant to a separate agreement. Each party agrees to indemnify, protect and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commissions or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers.

        11. No Further Modification. Except as set forth in this Sixth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment as of the day and year first above written.

LANDLORD:                     WHLW REAL ESTATE LIMITED
                              PARTNERSHIP, a Delaware limited partnership

                              By: LEGACY PARTNERS COMMERCIAL, INC.,
                                  a Texas corporation, as agent and manager for Landlord

                                  By: /s/ BARRY DiRAIMONZO
                                     -------------------------------------------
                                     Name: Barry DiRaimonzo
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


TENANT:                       AUTODESK, INC.,
                              a California corporation

                                  By: /s/ STEVE CAKEBREAD
                                     -------------------------------------------
                                     Name: Steve Cakebread
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                  By: /s/ CAROL BARTZ
                                     -------------------------------------------
                                     Name: Carol Bartz
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


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